Exhibit 99.1

Novocure’s Optune Lua® Receives CE Mark Approval for the Treatment of Metastatic Non-Small Cell Lung Cancer
Optune Lua is now approved for use concurrently with immune checkpoint inhibitors or docetaxel in adult patients with metastatic NSCLC who have progressed on or after a platinum-based regimen
CE Mark approval is supported by the Phase 3 LUNAR trial which demonstrated the first substantial improvement in median overall survival in more than 8 years for this patient population
Optune Lua is a wearable medical device that delivers Tumor Treating Fields (TTFields), a first-of-its-kind therapy for metastatic NSCLC that uses electric fields to kill cancer cells

BAAR, Switzerland – April 22, 2025 – Novocure (NASDAQ: NVCR) announced today that Optune Lua® has received a CE (Conformité Européenne) Mark for the treatment of adult patients with metastatic non-small cell lung cancer (mNSCLC) concurrently with immune checkpoint inhibitors or docetaxel who have progressed on or after a platinum-based regimen.
“Optune Lua is an innovative and urgently needed new approach for treating metastatic non-small cell lung cancer,” said Joachim Aerts, M.D., a LUNAR investigator and Professor of Pulmonary Oncology at Erasmus MC Cancer Institute. “There are few treatment options for people living with this aggressive cancer. In fact, the results from the Phase 3 trial of Optune Lua were the first in more than eight years to show a treatment providing a significant extension in overall survival. These results and the lack of systemic toxicity observed with Optune Lua provide patients with a promising new treatment option.”
Optune Lua is a portable device that produces alternating electric fields known as Tumor Treating Fields (TTFields), which are delivered through non-invasive, wearable arrays. TTFields exert physical forces on the electrically charged components of dividing cancer cells, resulting in cell death.
“The CE Mark approval for Optune Lua for metastatic non-small cell lung cancer is a significant milestone in Novocure’s efforts to improve outcomes for people living with aggressive cancers,” said Frank Leonard, President, Novocure Oncology. “Tumor Treating Fields therapy has demonstrated effectiveness in multiple tumor types that have historically been very difficult to treat, including lung cancer. We believe the efficacy Optune Lua can offer, paired with its lack of systemic toxicity, has the potential to change the way late-stage lung cancer is treated.”
Novocure has initiated the local registration requirements for Optune Lua in Germany and is preparing for launch in the coming weeks. The CE Mark follows the recent approval of Optune Lua by the U.S. Food and Drug Administration in October 2024.

Exhibit 99.1
Data Supporting the CE Mark of Optune Lua
The CE Mark approval was supported by data from the Phase 3 LUNAR trial that compared the safety and efficacy of treatment with Optune Lua concurrent with immune checkpoint inhibitors or docetaxel, to treatment with immune checkpoint inhibitors or docetaxel alone in patients with metastatic NSCLC who progressed during or after platinum-based therapy.
The primary endpoint of the trial, extension in overall survival (OS), was achieved. Patients treated with Optune Lua concurrently with an immune checkpoint inhibitor or docetaxel demonstrated a statistically significant and clinically meaningful 3.3-month extension (P=0.035) in median OS. The group treated with Optune Lua concurrently with an immune checkpoint inhibitor or docetaxel (n=137) had a median OS of 13.2 months (95% CI, 10.3 to 15.5 months) compared to a median OS of 9.9 months (95% CI, 8.2 to 11.5 months) in the group treated with an immune checkpoint inhibitor or docetaxel alone (n=139).
Patients randomized to Optune Lua and an immune checkpoint inhibitor (n=66) demonstrated a statistically significant extension of 7.7 months in median OS compared to those treated with an immune checkpoint inhibitor alone (n=68), with median OS of 18.5 months (95% CI, 10.6 to 30.3 months) compared to 10.8 months (95% CI, 8.2 to 18.4 months) respectively (P=0.03).
Patients randomized to receive Optune Lua and docetaxel (n=71) had a median OS of 11.1 months (95% CI, 8.2 to 14.1 months) compared to a median OS of 8.7 months (95% CI, 6.3 to 11.3 months) in patients treated with docetaxel alone (n=71). This 2.4-month extension in median OS did not provide a statistically significant benefit, but did show a positive trend.
Device-related adverse events (AEs) of skin-related disorders under the transducer arrays occurred in 65.4% of patients (n=87). The majority of these events were low grade (Grade 1 - 2), with only 5% (n=6) experiencing a Grade 3 skin event that required a break from treatment. There were no Grade 4 or Grade 5 toxicities related to Optune Lua, and no device-related AEs that caused death.
As a condition to receiving the CE mark, Novocure will conduct a post-market study of TTFields concomitant with docetaxel in patients with NSCLC to assess overall survival in the routine care setting. The trial is designed to include 180 patients with a 12 month follow-up. These results will be compared to a matched control group of docetaxel-only treated patients.
Optune Lua previously received CE Mark approval for the treatment of patients with stage IV, non-squamous, non-small cell lung cancer (NSCLC), in combination with Pemetrexed (Alimta), after failure of first line treatments.
Non-Small Cell Lung Cancer (NSCLC)
Lung cancer is the most common cause of cancer-related death in the EU and NSCLC accounts for approximately 85% of all lung cancers.[i] In Europe, more than 400,000 people are diagnosed with NSCLC each year.[ii]
Physicians use different combinations of surgery, radiation and pharmacological therapies to treat NSCLC depending on the stage of the disease.

Exhibit 99.1
Certain immune checkpoint inhibitors, including both PD-1 and PD-L1 inhibitors, have been approved for the first-line treatment of NSCLC and the standard of care in this setting continues to evolve rapidly.
The standard of care for second-line treatment is also evolving and may include platinum-based chemotherapy for patients who received immune checkpoint inhibitors as their first-line regimen, pemetrexed, docetaxel, immune checkpoint inhibitors or anti-angiogenic therapies.
About Tumor Treating Fields
Tumor Treating Fields (TTFields) are electric fields that exert physical forces to kill cancer cells via a variety of mechanisms. TTFields do not significantly affect healthy cells because they have different properties (including division rate, morphology, and electrical properties) than cancer cells. These multiple, distinct mechanisms work together to target and kill cancer cells. Due to these multi-mechanistic actions, TTFields therapy can be added to cancer treatment modalities in approved indications and demonstrates enhanced effects across solid tumor types when used with chemotherapy, radiotherapy, immune checkpoint inhibition, or targeted therapies in preclinical models. TTFields therapy provides clinical versatility that has the potential to help address treatment challenges across a range of solid tumors.
About Novocure
Novocure is a global oncology company working to extend survival in some of the most aggressive forms of cancer through the development and commercialization of its innovative therapy, Tumor Treating Fields. Novocure’s commercialized products are approved in certain countries for the treatment of adult patients with glioblastoma, non-small cell lung cancer, malignant pleural mesothelioma and pleural mesothelioma. Novocure has several additional ongoing or completed clinical trials exploring the use of Tumor Treating Fields therapy in the treatment of glioblastoma, non-small cell lung cancer and pancreatic cancer.
Novocure’s global headquarters is located in Baar, Switzerland, with U.S. headquarters located in Portsmouth, New Hampshire and research and development facilities located in Haifa, Israel. For additional information about the company, please visit Novocure.com and follow Novocure on LinkedIn and X (Twitter).
Forward-Looking Statements
In addition to historical facts or statements of current condition, this press release may contain forward-looking statements. Forward-looking statements provide Novocure’s current expectations or forecasts of future events. These may include statements regarding anticipated scientific progress on its research programs, clinical trial progress, development of potential products, interpretation of clinical results, prospects for regulatory approval, manufacturing development and capabilities, market prospects for its products, coverage, collections from third-party payers and other statements regarding matters that are not historical facts. You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning. Novocure’s performance and

Exhibit 99.1
financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, environmental, regulatory and political conditions and other more specific risks and uncertainties facing Novocure such as those set forth in its Annual Report on Form 10-K filed on February 27, 2025, and subsequent filings with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, Novocure does not intend to update publicly any forward-looking statement, except as required by law. Any forward-looking statements herein speak only as of the date hereof. The Private Securities Litigation Reform Act of 1995 permits this discussion.

Investors:
Ingrid Goldberg
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Media:
Catherine Falcetti
media@novocure.com

[i] Zappa C, Mousa SA. Non-small cell lung cancer: current treatment and future advances. Transl Lung Cancer Res. 2016 Jun;5(3):288-300. doi: 10.21037/tlcr.2016.06.07. PMID: 27413711; PMCID: PMC4931124.
[ii]International Agency for Research on Cancer. Global Cancer Observatory (GLOBOCAN) Europe Fact Sheet. Published online 2022. Accessed April 8, 2025. https://gco.iarc.who.int/media/globocan/factsheets/populations/908-europe-fact-sheet.pdf